U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

(Post-Qualification Amendment No. 1)

Dated: September 5, 2024

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

JPX Global, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

8330 Lyndon B. Johnson Fwy, Ste 310

Dallas, Texas 75243

424-358-1046
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq. Alpha Advocate Law Group PC 11432 South Street, #373 Cerritos, CA 90703 310-866-6018 Alphaadvocatelaw@gmail.com	Frank I Igwealor, Esq. Capital Markets and Securities Law Group, PC 370 Amapola Ave., Suite 200A Torrance, CA 90501 424.358.1046 capitalmarketssecurities@gmail.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

4833	26-2801338
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

 EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by JPX Global, Inc. (the “Company”). The offering statement was originally filed by the Company on June 26, 2023 and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2023.

The Company has not sold any of the securities that it proposed to offer, which has already been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. The Company is still making preparations to launch the Offering following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to upgrade the Offering Circular FORM 1-A from Tier 1 to Tier 2, extend the window for the Offering for another 365 days from October 3, 2023, add two years audited financial statements as required for the Tier 2 of the Regulation A, and to provide update on material event originally articulated in the Offering Circular and/or replace certain information contained in the Offering Circular. The Securities already qualified the Offering Circular. But we have not yet launched as of the date hereof, under the offering statement, and being upgraded to Tier 2 by means of this post-qualification amendment, are outlined in the section titled “Securities Being Offered” of the Offering Circular to this post-qualification amendment.

Furthermore, the Company wants to disclose that the board of directors of the company and that of the Mekaddesh Group Corporation did not approve the previously executed acquisition/merger agreement with the Mekaddesh Group Corporation, and both parties decided on September 7, 2024, to rescind the acquisition/merger agreement, restoring each party to its pre-agreement status. Each company will continue to run itself independent of outside interference.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular Amendment No. 3 of JPX Global, Inc., dated September 27, 2023, as qualified on October 2, 2023, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional information or securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 1

SUBJECT TO COMPLETION

DATED: September 24, 2024

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

JPX Global, Inc.

8330 Lyndon B. Johnson Fwy, Ste 310

Dallas, Texas 75243

4,000,000,000 Shares of Common Stock

at a price range of $0.0004 to $0.004 per Share

Minimum Investment: $1,000

Maximum Offering: $16,000,000

See The Offering - Page 9 and Securities Being Offered - Page 29 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of this filing or the date of qualification by the Securities and Exchange Commission (whichever is later), unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$	TBD	$0	$	TBD	None
Minimum Investment		$1,000	$0		$1,000	None
Maximum Offering		$16,000,000	$0		$16,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $250,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes a minimum price of $0.0004 per share and maximum offering price of $0.004 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by JPX Global, Inc., a Nevada corporation (the “Company”). We are offering up to 4,000,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.0004-$0.004 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

The maximum aggregate amount of the Shares that will be offered is 4,000,000,000 of Common Stock with a Maximum Offering of $16,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. Even after selling the maximum aggregate amount of the Shares of 4,000,000,000 of Common Stock being offered, Alpharidge Capital LLC, controlled by Frank Igwealor, pursuant to his control of the Company’s issued and outstanding 5 Series A preferred shares which controls 60% of all the voting shares of the Company, will still maintain his control of the Company affairs.

Funds that investors advance to the Company for the purchase of shares of common stock in this offering will not be subject to escrow requirements. The Company will immediately deposit proceeds from the sale of shares into its bank account and may immediately dispose of the proceeds in accordance with the Use of Proceeds.

Frank Igwealor, through his control of the 5 Series A preferred shares (each of which is convertible to 2,000,000,000 of the Company’s Common Stock) which entitles him to 60% of all the voting shares of the Company, controls the Company and has a free hand and the power to decide or change the Company’s direction at any moment of his chosen without seeking permission of other shareholders.

Prior to this offering, there has been a thinly traded public market for our common shares in the OTC Markets Pink Sheets tier. Our ticker symbol is “JPEX”. On September 24, 2024, the last reported sale price of our common stock was $0.0004.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE ISSUER HAS FILED AN APPLICATION TO REGISTER THE SECURITIES BY QUALIFICATION IN THE STATES OF COLORADO, NEW YORK, WYOMING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

 Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “JPX Global” “JPEX,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to JPX Global, Inc. and its subsidiaries.

Business Overview

JPX Global, Inc., a Nevada corporation, seeks to become an active player in the multi-media industry that combines Digital Platforms, TV and Radio stations operations.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	JPX Global, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.0004 - 0.004.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$16,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	4,000,000,000 of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 12 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “JPEX”.

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	1,672,692,586 Shares
Common Stock in this Offering	4,000,000,000
Stock to be outstanding after the offering (2)	5,672,692,586 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team. The loss of any one of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our brand image.

It is important that we maintain and enhance the image of our brand. The image and reputation of the Company’s brand may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its brand. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts and/or competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

New investors and old investors are likely to experience substantial dilution of their holdings if and when the holder of our $475,000 Convertible Note outstanding decided to convert some or all of the Note to the common stock of the Company.

It should be noted that on March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange exchange for a payment of $475,000 in Note Payable, secured and memorialized in a convertible note of $475,000. The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note. The Company would experience additional dilutions if and when the holder of its 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note. The Note could be converted for a total of 1,187,500,000 of the Company’s common stock.  On September 7, 2024, the parties to the above mentioned Securities Purchase Agreement (SPA) that gave rise to the $475,000 convertible notes decided to rescind and cancel the agreement. The group hope to formulate a new agreement in the future but the terms of such future agreement is uncertain.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financing. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in the application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and at a price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have a significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by the managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed to and sold, the Shares offered herein will constitute approximately 84.8% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future capital raising, or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2023, was $(137,.34). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of December 31, 2023, and 1,672,692,586 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000) at the maximum offering price of $0.004 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$16,000,000	$12,000,000	$8,000,000	$4,000,000
Offering Price	$0.004	$0.004	$0.004	$0.004
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.000127)	$(0.000127)	$(0.000127)	$(0.000127)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.016444	$0.015498	$0.013900	$0.010616
Net Tangible Book Value per Share of Common Stock after this Offering	$0.016317	$0.015371	$0.013773	$0.010489
Dilution per share to Investors in the Offering	$(0.003683)	$(0.004629)	$(0.006227)	$(0.009511)

The Company used the upper end of the $0.0004 to $0.004 price range to estimate the aggregate offering price.

It should be noted that on March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange to cash payment of $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Antonio Cesar Gruel, Jagandeep Kaur and Maria Guel (together referred to as “Mekaddesh Group”). The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The material terms of the $475,000 Convertible Note includes (1) Annual Interest of 12% payable at maturity in 24 months from date of issue, (2) Note is convertible into the Company’s common stock at $0.0004 per share, (3) until the total $475,000 and accrued interest is paid off, and the note has zero outstanding balance, note-holder receives 50% of all/any funds raised through any means including shares issuance, note issuance, or traditional borrowing from local banks, and (4) the note could be paid off at any time before maturity because it has no prepayment penalty.

On September 7, 2024, the parties to the above mentioned Securities Purchase Agreement (SPA) that gave rise to the $475,000 convertible notes decided to rescind and cancel the agreement. The group hope to formulate a new agreement in the future but the terms of such future agreement is uncertain. The analysis below takes into consideration a scenario that includes a new agreement with similar terms, thus the following analysis.

If the SPA is reinstated, the Company would experience additional dilutions if and when the holder of the 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$16,000,000	$12,000,000	$8,000,000	$4,000,000
Offering Price	$0.00400	$0.00400	$0.00400	$0.00400
Net Tangible Book Value per Share of Common Stock before this Offering Assuming the $475,000 Note was converted into 1,187,500,000 shares of common stock	($0.000074)	($0.000074)	($0.000074)	($0.000074)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.00241	$0.00212	$0.00172	$0.00111
Net Tangible Book Value per Share of Common Stock after this Offering	$0.00233	$0.00205	$0.00165	$0.00104
Dilution per share to Investors in the Offering	($0.00007)	($0.00007)	($0.00007)	($0.00007)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $16,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $16,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $15,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.004 Offering Price (Max)	10%	25%	50%	75%	100%
Acquisition Capital	$960,000	$2,400,000	$4,800,000	$7,200,000	$9,600,000
R&D	$320,000	$800,000	$1,600,000	$2,400,000	$3,200,000
General & Administrative Expense	$112,000	$280,000	$560,000	$840,000	$1,120,000
Working Capital	$112,000	$280,000	$560,000	$840,000	$1,120,000
Debt Repayment	$48,000	$120,000	$240,000	$360,000	$480,000
Employee Compensation	$48,000	$120,000	$240,000	$360,000	$480,000
Total	$1,600,000	$4,000,000	$8,000,000	$12,000,000	$16,000,000

Assuming $0.0025 Offering Price (Mid)	10%	25%	50%	75%	100%
Acquisition Capital	$600,000	$1,500,000	$3,000,000	$4,500,000	$6,000,000
R&D	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000
General & Administrative Expense	$70,000	$175,000	$350,000	$525,000	$700,000
Working Capital	$70,000	$175,000	$350,000	$525,000	$700,000
Debt Repayment	$30,000	$75,000	$150,000	$225,000	$300,000
Employee Compensation	$30,000	$75,000	$150,000	$225,000	$300,000
Total	$1,000,000	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Assuming $0.001 Offering Price (Min)	10%	25%	50%	75%	100%
Acquisition Capital	$240,000	$600,000	$1,200,000	$1,800,000	$2,400,000
R&D	$80,000	$200,000	$400,000	$600,000	$800,000
General & Administrative Expense	$28,000	$70,000	$140,000	$210,000	$280,000
Working Capital	$28,000	$70,000	$140,000	$210,000	$280,000
Debt Repayment	$12,000	$30,000	$60,000	$90,000	$120,000
Employee Compensation	$12,000	$30,000	$60,000	$90,000	$120,000
Total	$400,000	$1,000,000	$2,000,000	$3,000,000	$4,000,000

(1)	$475,000 convertible promissory note issued to Alpharidge Capital LLC due 02/01/2025. The control person for Alpharidge Capital LLC is Frank Igwealor.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

JPX Global, Inc., (f.k.a. Jasper Explorations, Inc.) (the “Company”), was organized under the laws of the State of Nevada on December 18, 2008 as Jubilee Resources, Inc., to explore mineral properties in North America. The name of the Company was subsequently changed to Jasper Explorations, Inc. on December 16, 2010. The name of the Company was again changed on January 3, 2013 from Jasper Explorations, Inc. to JPX Global, Inc. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. From 2017 to 2021, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act.

On May 25, 2021, Alpharidge Capital LLC, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC. entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combing JPEX with VeeMost Technologies LTD.

Following a notification of certain shareholders to show evidence of purchase of shares of of the Company or risk cancellation by the Court-Appointed Custodian or the current management of the Company. Mr. Hovendick, a beneficial shareholder was identified as owning: (a) 75,250,000 of the Common Stock; (b) 10,000,000 shares of the Series B Preferred, which constitute the total issued and outstanding of that class; and 1,000 share of the Series A Preferred, which constitute the total issued and outstanding of that class. In addition, Mr. Hovendick asserted a claim to $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago. After some attempted negotiations, the Court-Appointed Custodian and the new board, believing that Mr. Hovendick’s shares were issued without consideration, resolved to cancel all shares of the Company owned by Mr. Hovendick because the board believed that the shares and the claimed debts were a result of certain failed acquisition by the Company and that Mr. Hovendick was partner with the previous management of the Company when the acquisition was made. Mr. Hovendick, having disagreed with the resolution of the Court-Appointed Custodian sued to assert his rights and reinstate his shares. While the lawsuit was going on, Veemost waited to have it resolved prior to continuing its planned merger. Then Mr. Hovendick obtained from the Court, a Temporal Restraining Order (TRO), that blocked the merger with Veemost. At which point, Veemost asked for a refund of the purchase prices which was promptly refunded, and Veemost walked away from the merger following the TRO.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated with certain lawsuit by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

Upon Veemost’s decision to walk away, Alpharidge Capital refunded the purchase price to Veemost and took back the control of JPEX.

After several months of litigation, the Company and Mr. Hovendick reached a settlement as follows: (1) Company would reinstate Mr. Hovendick’s 75,250,000 shares of common stock; (2) Company would convert the 10,000,000 Series B Preferred Stock into 100,000,000 shares for common stock for Mr. Hovendick; (3) Mr. Hovendick would withdraw the asserted claim for $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago; (4) Mr. Hovendick would surrender the 1,000 Series A Preferred to the company to cancel; and (3) Mr. Hovendick would dismiss the lawsuit and dissolve the TRO. The settlement agreement was executed, the lawsuit dismissed with prejudice, and the TRO dissolved.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeit all indebtedness claim against the Company.

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry.

On March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange to cash payment of $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Antonio Cesar Gruel, Jagandeep Kaur and Maria Guel (together referred to as “Mekaddesh Group”). The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The material terms of the $475,000 Convertible Note includes (1) Annual Interest of 12% payable at maturity in 24 months from date of issue, (2) Note is convertible into the Company’s common stock at $0.0004 per share, (3) until the total $475,000 and accrued interest is paid off, and the note has zero outstanding balance, note-holder receives 50% of all/any funds raised through any means including shares issuance, note issuance, or traditional borrowing from local banks, and (4) the note could be paid off at any time before maturity because it has no prepayment penalty.

Pursuant to the agreement, JPEX, in an all-stock deal, would reverse-merge into Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia. Following the Reverse Merger, Mekaddesh Group would become both a subsidiary of JPEX and the surviving entity and JPEX name would be changed to with Mekaddesh officer, Maria Guel was appointed as the President and CEO of JPEX.

On September 7, 2024, the parties to the above mentioned Securities Purchase Agreement (SPA) that gave rise to the $475,000 convertible notes decided to rescind and cancel the agreement due to series of misunderstanding of terms of the reverse merger which led to the refusal of the board of both entities to decline approval of the reverse merger. The group hope to formulate a new agreement in the future but the terms of such future agreement is uncertain. The analysis below takes into consideration a scenario that includes a new agreement with similar terms, thus the following analysis.

Company Overview and Plan of Operation

The Company seeks to acquire and operate multi-media platforms, TV and radio stations for Hispanic and/or Christian programming.

We are currently in advanced negotiation with an operator of Radio Stations and TV Stations, who also wants to create a platform for the independent production of programs, such as soap operas, movies, and news. They are also working on presenting high-tech studio digital platforms in major cities in the United States.

Our goal for 2025 is to work with Mekaddesh to make acquisitions of operating 12 television and radio stations in select markets across the United States.

By 2026, our goal is to work with Mekaddesh to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States.

Thereafter, by 2026 we will acquire properties to build communication towers, and thus become completely independent from leasing properties. At this point, will be providing space for television and radio stations.

Employees

As of the date of this Offering Circular, the Company has 2 employees. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry. Success of this Offering will help the Company to staff up its operations as needed.

In view of the above, we plan to hire qualified and competent hands to occupy the following positions;

  Chief Operating Officer
  Creative Director
  Advertising cum Digital Marketing Specialist
  Human Resources and Admin Manager
  Sports Presenters
  Sales and Marketing Executive
  Accountant
  Content Creator
  Client Service Executive
  Sales and Marketing Executive
  Acquisitions Executive

All new hiring would be limited to the success of this offering and our budgeted amount for headcount.

Property

The company operates out of a leased office space it shared with others at the Torrance Tech Park, 370 Amapola Ave. Ste 200A, Torrance, CA 90501. At this address, the Company occupies office premises sufficient for its current needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Results of Operation the years ended December 31, 2023 and 2022.

For the years ended December 31, 2023 and 2022, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the years ended December 31, 2023 and 2022 was $0 and $0, respectively.

Operating expenses for the years ended December 31, 2023 and 2022 were $156,110 and $56,838, respectively.

Accrued Interest for the years ended December 31, 2023 and 2022 was $0 and $0, respectively.

Net Income for the years ended December 31, 2023 and 2022 were $(156,110) and $(56,838), respectively.

Liquidity and Capital Resources

Net cash provided by operating activities for the years ended December 31, 2023 and 2022 was $0 and $0, respectively. Net cash used in operating activities for the years ended December 31, 2023 and 2022 were $156,110 and $56,838, respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2023 and 2022 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2023 and 2022 was $151,186 and $63,088, respectively.

As of December 31, 2023, we had $1,326 in cash to fund our operations.

Results of Operation the six months ended June 30, 2024 and 2023.

For the six months ended June 30, 2024 and 2023, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the six months ended June 30, 2024 and 2023 were $0 and $0, respectively.

Operating expenses for the six months ended June 30, 2024 and 2023 were $7,540 and $150,186, respectively.

Accrued Interest for the six months ended June 30, 2024 and 2023 was $0 and $0, respectively.

Net Income for the six months ended June 30, 2024 and 2023 were $(7,540) and $(150,186), respectively.

Liquidity and Capital Resources

Net cash provided by operating activities for the six months ended June 30, 2024 and 2023 were $0 and $1,000, respectively. Net cash used in operating activities for the six months ended June 30, 2024 and 2023 were $(577) and $0, respectively.

Net cash provided by or used in investing activities for the six months ended June 30, 2024 and 2023 were $0 and $0, respectively.

Net cash provided by financing activities for the six months ended June 30, 2024 and 2023 was $1,577 and $0, respectively.

As of June 30, 2024, we had $2,326 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2024, the Company has incurred a net loss of $7,540 from operations. In addition, for the twelve months ended December 31, 2023, the Company also incurred a net loss of $151,186 from operations. It used cash in operations for the six months ended June 30, 2024, and for the twelve months ended December 31, 2023of $577 and $156,110, respectively. We had an accumulated deficit of $33,888,645 as of June 30, 2024. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

None.

Financial Risk Management

We do not have financial derivatives or contracts that may impact our operations.

Interest Rate Risk

We do not have a debt or payable with a variable interest rate. Hence, we currently do not have an interest rate risk that would directly impact our operations.

Twelve Months Plan of Operations

There are currently three phases to our development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We do not have any permit to start and operate TV Stations at the present time, however, we believed that we could formulate an acceptable agreement with Mekaddesh or other operators to acquire permits in the 12 major cities of US that we target.

The First Phase is obtaining permits and constructing twelve digital Television Stations, each TV Station will be able to relay/broadcast on 6 to 8 live local channels at one time. Our efforts will be to lease the available channels to national clients and we will generate the revenue needed to allow us flexibility in accepting other projects more commonly associated with a Radio and Television broadcasting industry.

The Second & Third Phase is to provide/construct high rise Towers to install transmitter antenna in all cities and towns where we have and plans to build Television/Radio Stations. specialized production on a wide range of hand-picked projects, depending upon the needs and demands of projects. This division will lease tower space to various Media companies for their broadcasting and wireless communication use of local interests. We will develop this division into a self-sufficient branch within the first two years.

We believe that the next twelve months would be devoted to the first phase of our business plan. Thereafter, we’ll move into the Second phase.

We have not entered into a binding agreement with the builders or contractors that would handle the building of these 6to8 stations. There is no assurance that we would be able to start the construction or to raise the necessary capital for the construction. While we are trying to raise capital through this offering, the market may change substantially to render our assumptions and this business plan unworkable and nonviable. Moreover, there can be no assurance that we will be able to raise the capital necessary to built out the Television Stations businesses or other parts of our business plan.

Within the next twelve months, we intend to use the first $4 million we could raise to hire employees, purchase/acquire permits, and engage contractors to build and manage the Television Stations.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Hire Contractor to commence building the TV Stations, hire 2 Accountants, Operations Manager, officer manager and a clerical staff to implement our business plan.
    Secure the lands, facilities and needed permits to commence the building of the TV Stations;
    Acquire and consolidate the operations of all four businesses.
  Month 3-6 Phase 2 (1-3 months in duration; quality control, process establishment, admin & mngt.).
    Sign contracts to commence the building of the TV Stations;
    Establish accounting and finance systems, synchronization of their operating systems, and human resources functions.
    Sell additional $4 million of offering and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9: Phase 3 (1-3 months in duration; $4 million in estimated fund receipt)
    Monitor work-in-progress on building of the TV Stations.
    Launch the media component of the business plan
  Month 9-12: Phase 4 (1-3 months duration; $4 million in estimated fund receipt)
    Start running the businesses, generating revenue, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and executing growth strategies
  The minimum funding needed by the Company for operating expenses during the next twelve months is $566,000 which is distributed as follows:
    For the six months through February 28, 2024, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through August 31, 2024 we anticipate to incur additional general and other operating expenses of $328,000.
    We intend to fund these operating expenses using cashflow from current operations.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant service revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any trade account that could allow us to purchase supplies and equipment on credit as at June 30, 2024.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase lands, real properties, equipment and software necessary to conduct our TV and Radio operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intend to provide entertainment and related services to audience across the United States, we may typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started our planned TV Station buildout, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Ambrose Egbuonu (2)	Chairman, President CEO, Director	53	July 7, 2021
Kuldip Singh (1)	Director	75	April 2023

(1) The Address for this Director is 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

(2) The Address for this Director is 370 Amapola Ave., Suite 200A, Torrance CA 90501

Ambrose O Egbuonu, Chairman

Ambrose O Egbuonu has been the Chairman of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021 to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has no operations yet: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Kuldip Singh, Director

Kuldip Singh is the Director of our company. Mr. Singh is the founder, officer and director of UMMC Professional Staffing Corp since October 9, 2017. From October 9, 2017 to present, Mr. Singh held the position of founder, officer and director of UMMC Professional Staffing Corp. Mr. Singh holds a Bachelor of Science (Hon's) Degree from University of Delhi India. He has 51 years of cumulative experience in business management and administration, finance management and public relations.

Board of Directors

Our board of directors currently consists of three directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

None of our Officers and Directors is currently receiving compensation.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended

December 31, 2023.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Ambrose Egbuonu(2)	Chairman, President, CEO, & Director	$—	—	$—
Kuldip Singh(1)	Director	$—	—	$—

(1) The Address for this Director is 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

(2) The Address for this Director is 370 Amapola Ave., Suite 200A, Torrance CA 90501

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 1,672,692,586 Shares of Common Stock and 5 Shares of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering				Shares Beneficially Owned After Offering

		Number	Percent of Class	Percent of Total Votes		Number	Percent of Class	Percent of Total Votes
Kuldip Singh Director[1]	Series A Preferred	0	0%		%		0%	%
Ambrose O Egbuonu, Chairman[2]	Common Shares	0	0%		%		0%	%
Frank Igwealor, Beneficial Owner[3]	Common Shares	160,000,000	9.57%	3.83%	%	160,000,000	2.82%	0.0113%
Mitchell D. Hovendick, Beneficial Owner[4]	Common Shares	175,250,000	10.48%	4.19%	%	175,250,000	3.09%	0.0124%
Frank Igwealor, Beneficial Owner[3]	Series A Preferred	5	100.00%	60.00%		100.00	2.82%	60.00%

(1) The Address for this Director or Beneficial owner is 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

(2) The Address for this Director or Beneficial owner is 370 Amapola Ave., Suite 200A, Torrance CA 90501

(3) The Address for this Beneficial owner is 1314 North Blvd, Houston, TX 77006

At any given point in time as long as there exists shares of the Company’s Preferred Stock is outstanding, the Preferred Stock controls 60% of the total votes while the Common Stock holders control 40%.

As at the date of this filing, the Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is five (5) shares designated as Series A Preferred (“Series A”) The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) control 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 10,000,000,000 shares of common stock (5 preferred x 2,000,000,000).

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of JPX Global, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of JPX Global, Inc. with any corporation, or any liquidation or disposition of any substantial assets of JPX Global, Inc.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is five (5) shares designated as Series A Preferred (“Series A”).

Series A

The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) maintain at least 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 2,000,000,000 shares of common stock per Series A share.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 979,199,001 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., Alpha Advocate Law Group PC.

REPORTS

Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2024.

JPX GLOBAL, INC.

By:	/s/ Ambrose O Egbuonu
Ambrose O Egbuonu
Principal Executive Officer, Director
September 24, 2024

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ambrose O Egbuonu
Ambrose O Egbuonu

Chairman, President, CEO & Director
September 24, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Ambrose O Egbuonu
Ambrose O Egbuonu
Chairman, President, CEO & Director
September 24, 2024

PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	09/12/2023
2.2	Bylaws		1-A	09/12/2023
3.1	Series A Preferred Certificate of Designation		1-A	09/12/2023
4.1	Subscription Agreement		1-A	09/12/2023
6.1	Convertible Promissory Note		1-A	09/12/2023
6.4	Mekaddesh Group Corporation Share Exchange Agreement dated 04/27/2023		1-A	09/12/2023
12.1	Legal Opinion and Consent		1-A	09/12/2023
6.5	Mekaddesh Group Corporation Share Exchange Agreement dated 04/27/2023	*	1-A	09/24/2024

PART F/S: FINANCIAL STATEMENTS

TABLE OF CONTENTS

Audited Financial Statements of JPX Global, Inc. for the Twelve Months Ended December 31, 2023

and Twelve Months Ended December 31, 2022

Unaudited Financial Statements of JPX Global, Inc. for the Six Months Ended June 30, 2024

and Six Months Ended Ended June 30, 2023

III-1

PART F/S: FINANCIAL STATEMENTS

 FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

JPEX GLOBAL, INC.

As of December 31, 2023 & December 31, 2022

JPX Global, Inc.

To the Stockholders’ of JPEX Global, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of JPEX Global, Inc. which comprise the balance sheet as of December 31, 2023, and December 31, 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of JPEX Global, Inc. as of December 31, 2023, and December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of JPEX Global, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes to the financial statements, the Company does not have any revenue during year 2023 and 2022 and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about JPEX Global, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued or when applicable, one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●                   Exercise professional judgment and maintain professional skepticism throughout the audit.

●                   Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●                   Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of JPEX Global, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●                   Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about JPEX Global, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audits.

JPX Global, Inc.

BALANCE SHEETS

	For the Periods Ended

	December 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash	$1,326	$6,250
Prepaid expenses	—	—

TOTAL ASSETS	$1,326	$6,250

LIABILITIES & EQUITY

Liabilities
Current Liabilities	$159,252	$8,066
Long Term Liabilities	135,218	135,218
Total Liabilities	$294,470	$143,284
Stockholders' deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 5 and issued and outstanding as of December 31, 2023, and 2022 respectively.
Common Stock, $0.001 par value, 2,000,000,000 shares authorized, 1,672,692,586 issued and outstanding as of December 31, 2023 and 2022.	1,672,693	1,672,693
Additional Paid-in Capital	31,915,268	32,155,232
Accumulated Deficits	-33,881,105	-33,964,959
Total Equity	-293,144	-137,034
TOTAL LIABILITIES & EQUITY	$1,326	$6,250

The accompanying notes are an integral part of these financial statements.

JPX GLOBAL, INC.

STATEMENTS OF OPERATIONS

	For the Period Ended
	Jan - Dec 23	Jan - Dec 22
Income	0	0

Expense
Advertising and Promotion	50	1,222
Automotive Expense	125	412
Business Licenses and Permits	6,089	1,676
Community Outreach	244	977
Computer and Internet Expenses	—	800
Insurance Expenses	56	223
Office Supplies	251	1,004
Postage and Delivery	138	150
Accounting	2,628	1,987
Business Development	542	2,168
Edgar Filings	2,435	518
Investor Relations	267	1,067
Legal	139,429	17,717
OTC Markets & Others	1,780	7,120
Stock Transfer Agents	788	15,153
Total Professional Fees	147,869	45,730
Rent Expense	759	2,409
Telephone Expense	53	213
Training & Staff Development	476	2,022
Total Expense	156,110	56,838

Net Income	-156,110	(56,838)

BASIC AND DILUTED LOSS PER SHARE:	-0.00009	-0.00003

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:	1,672,692,586	1,672,692,586

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL
Balance - January 31, 2018	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751,167)
Balance - January 31, 2019	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751,167)
Net Loss - December 31, 2021	—	—					0

Balance - December 31, 2021	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Shares Issuance	5					(56,838)	(56,838)
Net Loss - December 31, 2022	5	—	1,512,692,586	1,512,694	31,895,232	(33,849,893)	(137,034)
Prior Period Adjustments						(5,000)	(5,000)
Shares Issuance			160,000,000	160,000	20,036
Balance - December 31, 2022	5	—	1,672,692,586	$1,672,693	$31,915,268	(31,881,105)	(293,144)

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

STATEMENTS OF CASH FLOWS

	For the Period Ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities: Net income(loss)	$(156,110)	$(56,838)
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities Depreciation and amortization Loss on disposed fixed assets	—	—
Net Cash Used In Operating Activity	$(156,110)	$(56,838)
Cash Flows from Investing Activities: Purchases of property and equipment	—	—
Acquisition of assets	—	—
Net Cash Provided By Investing Activities	—	—
Cash Flows from Financing Activities: Proceeds from the issuance of common stock	—	—
Related parties’ payable	11,757	7,834
Proceeds from the note payable	139,429	55,254
Net Cash Provided By Financing Activities	151,186	63,088
Net Change in Cash	(4,924)	6,250
Cash and Cash Equivalents - Beginning of Year	6,250	—
Cash and Cash Equivalents - End of Year	$1,326	$6,250

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Development Stage Company

JPX Global, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol JPEX.

The Company had abandoned its business and failed to take steps to dissolve, liquidate, and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders, and pay its annual franchise tax from 2018 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission according to Section 12(k) of the Exchange Act. On June 09, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada, and was appointed as the custodian of the Company on July 07, 2021. The Company’s Nevada charter was reinstated on July 7, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying financial statements for the fiscal year ended 2021, 2020 and 2018, and for the quarters ending December 31, 2023, and 2022.

JPX Global, Inc. (the “Company” or “JPX”) was incorporated under the laws of the state of Nevada on December 18, 2008. The Company’s operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. The Company does not presently have any waste management operations.

The company incurred operating losses in 2018 and other previous years resulting in an accumulated deficit of $34,429,093 as of December 31, 2017. By February 01, 2019, the Company filed Form 15-15D with the SEC to terminate its reporting obligations under the 1934 Act. After their December 31, 2017, quarterly reports, filed on March 29, 2018, the Company stopped all forms of making public reports of its operation and financial results.

On May 18, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statutes N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of JPX Global, Inc., a Nevada corporation” under case number A- 21-835979-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to reinstate the Company’s Nevada charter, which had been revoked.

On July 07, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. According to the Order, Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent, or for the benefit of according to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, according to the Order, is required to meet the requirements under the Nevada charter.

On July 07, 2021, according to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC. (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super-voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated with Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer, and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 10,000,000,000 (5 Series A preferred shares multiplied by 2,000,000,000) shares of the Company’s common stock. However, the court-appointed control remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary of State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC. entered into a definite agreement to sell its control stake in the Company to Katee Capital to combine JPEX with VeeMost Technologies LTD.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated to certain lawsuits by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancellation, and forfeit all indebtedness claim against the Company.

On October 10, 2022, after a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time, and resources to reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry. The Company presently has a preliminary agreement for an ALL- STOCK acquisition of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

There are no guarantees and the Company is not assured that it could close this acquisition. Even if the Company was able to close the acquisition, the Company does not assure that it could efficiently manage the integration of the businesses and improve their operations to improve their revenue or operating income generation. Although the staff of the acquired businesses would join our operating staff, there are NO guarantees that any synergy would be created or improved operation derived.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has earned insignificant revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as outlined in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit), and cash flows disclose activity since the date of the Company’s inception.

To mitigate these challenges, the company is planning on conducting public offering of its common stocks to raise operating capital in the near future. Meanwhile, the entity will continue to rely on the benevolence of our officers and directors to finance the operating expense until we start generating operating cashflow through anticipated future operations.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $33,881,105 As of December 31, 2023. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To mitigate these challenges, the company is planning on conducting public offering of its common stocks to raise operating capital in the near future. Meanwhile, the entity will continue to rely on the benevolence of our officers and directors to finance the operating expense until we start generating operating cashflow through anticipated future operations.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales, and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and creditworthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses, and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.

Monetary assets and liabilities, and the related revenue, expense, gain, and loss accounts, of the Company are re-measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain, and loss accounts are re-measured at historical rates. Adjustments that result from the re- measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation-Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expenses in the financial statements based on their fair values. That expense is recognized in the period of the grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity-Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier performance commitment date or performance completion date.

As of December 31, 2023, and December 31, 2022, respectively, there was $0.00 of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended December 31, 2023 and 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit As of December 31, 2023 and December 31, 2022, respectively. Further, it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on December 31, 2023 and 2022. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid-in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share- Based Payment Accounting. This guidance changes how companies account for certain aspects of share- based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset, and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02 and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier applications permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In June 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled to the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 - INCOME TAXES

Income taxes are provided based on the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2023 and December 31, 2022:

Description	31-Dec-23	31-Dec-22
Net operating loss carry forward	33,881,105	34,429,093
Valuation allowance	(33,881,105)	(34,429,093)
Total	$—	$—

As of December 31, 2023, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carryforwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties: None

NOTE 6 – NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
8/26/2022	6,500	N/A	N/A	N/A	N/A	Chene Gardner	Unknown
8/26/2022	73,464	N/A	N/A	N/A	N/A	John D Thomas	Unknown
8/26/2022	55,254	55,254	N/A	8/25/2024	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital
3/1/2023	6,000	6,000	N/A	3/2/2025	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational, and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is aware of a garnishment order that was previously served to the Company’s Stock Transfer Agents. The Company’s attorneys are reviewing the garnishment order to ascertain its implication to the company’s financial statements. Aside from the court order discussed above, The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the financial statements with OTC Markets, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PART F/S: FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

JPEX GLOBAL, INC.

As of June 30, 2024

(Unaudited)

JPX Global,Inc.
INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements

Unaudited Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023	F-18

Unaudited Consolidated Statements of Operations for the Periods Ended June 30, 2024 and 2023	F-19

Unaudited Consolidated Statements of Stockholders' Deficit for the Periods Ended June 30, 2024	F-20

Unaudited Consolidated Statements of Cash Flows for the Periods Ended June 30, 2024 and 2023	F-21

Notes to Unaudited Consolidated Financial Statements for the Period Ended June 30, 2024	F-22

JPX Global, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	For the Periods Ended
	30-Jun-24	31-Dec-23
ASSETS
Current Assets
Cash	$2,326	$1,326
Prepaid expenses	—	—
TOTAL ASSETS	$2,326	$1,326
LIABILITIES & EQUITY
Liabilities
Current Liabilities	166,215	$159,252
Long Term Liabilities	136,795	135,218
Total Liabilities	$303,010	$294,470
Stockholders' deficit:
Preferred stock, $.001 par value, 40,000,000 shares authorized, 5 and issued and outstanding as at June 30, 2024 and December 31, 2023 respectively.
Common Stock, $0.001 par value, 2,000,000,000 shares authorized, 1,672,692,586 issued and outstanding as at June 30, 2024 and December 31, 2023.	1,672,693	1,672,693
Additional Paid-in Capital	31,915,268	31,915,268
Accumulated Deficits	(33,888,645)	(33,881,105)
Total Equity	(300,684)	(293,144)
TOTAL LIABILITIES & EQUITY	$2,326	$1,326

The accompanying notes are an integral part of these financial statements.

  JPX Global, Inc

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Period Ended
	Jan - Jun 24	Jan - Jun 23
Income		-
Expense
Advertising and Promotion	120	50
Automotive Expense	85	125
Business Licenses and Permits	1,250	2,600
Community Outreach	235	244
Insurance Expenses	38	56
Office Supplies	235	251
Postage and Delivery	78	138
Professional Fees
Accounting	1,577	2,628
Business Development	206	542
Investor Relations	120	267
Legal	1,875	139,429
OTC Markets & Others	—	1,780
Stock Transfer Agents	840	788
Total Professional Fees	4,618	145,434
Rent Expense	625	759
Telephone Expense	128	53
Training & Staff Development	128	476
Total Expense	7,540	150,186
Net Income	(7,540)	(150,186)
BASIC AND DILUTED LOSS PER SHARE:	(0.00000)	(0.00009)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic	1,672,692,586	1,672,692,586

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL

Balance - January 31, 2018	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Net Income(Loss) - December 31, 2018	-	-					$0
Balance - January 31, 2019	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Net Income(Loss) - December 31, 2021	-	-					$0
Balance - December 31, 2021
	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Shares Issuance	5
Restructuring	(10,001,000)	(1001)	100,000,000	260,000	(260,000)	677,703	677,703
Net Income(Loss) - December 31, 2022	-	-				(56,838)	(56,838)
Balance - December 31, 2022
	5	-	1,512,692,586	$1,512,693	$32,155,232	(33,849,893)	(137,034)
Balance - December 31, 2023	5	-	1,512,692,586	$1,512,693	$32,155,232	(33,881,105)	(293,144)
Net Income(Loss) - June 30, 2024						(7,540)	(7,540)
Balance - June 30, 2024	5	-	1,512,692,586	$1,512,693	$32,155,232	(33,888,645)	(300,684)

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Period Ended
	June 30, 2024	June 30, 2023
Cash Flows from Operating Activities:
Net income(loss)	$(7,540)	$(150,186)
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities	—	—
Depreciation and amortization	—	—
Loss on disposed fixed assets	—	—

Changes in operating assets and liabilities	6,963	151,186
Net Cash Used In Operating Activity	(577)	1,000

Cash Flows from Investing Activities:	—	—
Purchases of property and equipment	—	—
Acquisition of assets	—	—

Net Cash Provided By Investing Activities	—	—

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	1,577
Proceeds from note payables
Net Cash Provided By Financing Activities	1,577
Foreign Currency Translation
Net Change in Cash	1,000	1,000
Cash and Cash Equivalents - Beginning of Year	1,326	6,250
Cash and Cash Equivalents - End of Year	$2,326	$7,250

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Development Stage Company

JPX Global, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol JPEX.

The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On June 09, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021. The Company’s Nevada charter was reinstated on July 7, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for fiscal year ended 2021, 2020 and 2018, and for the quarters ending December 31 and December 31, 2021.

JPX Global, Inc. (the “Company” or “JPX”) was incorporated under the laws of the state of Nevada on December 18, 2008. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. The Company does not presently have any waste management operations.

The company incurred operating losses in 2018 and other previous years resulting in accumulated deficit of $34,429,093 as at December 31, 2017. By February 01, 2019, the Company filed Form 15-15D with the SEC to terminate its reporting obligations under the 1934 Act. After their December 31, 2017 quarterly reports, filed on March 29, 2018, the Company stopped all forms of making public report of its operation and financial results.

On May 18, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of JPX Global, Inc., a Nevada corporation” under case number A-21-835979-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to reinstate the Company’s Nevada charter, which had been revoked.

On July 07, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On July 07, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC. (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 10,000,000,000 (5 Series A preferred shares multiplied by 2,000,000,000) shares of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC. entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combing JPEX with VeeMost Technologies LTD.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated with certain lawsuit by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeit all indebtedness claim against the Company.

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, by entering into an acquisition/merger agreement with a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry.

On September 7, 2024, following series of disagreements on material clauses of the previously announced acquisition/merger agreement with the Mekaddesh Group Corporation, both parties decided to rescind the acquisition/merger agreement, restoring each party to its pre-agreement status. Each company will continue to run itself independent of outside interference.

Having rescinded the agreement with Mekaddesh Group Corporation, the Company presently, does not has any new target in the multi-media industry. There are no guarantees and the Company is providing NO assurance that it could find a merger in the near future. Even if the Company is able to find a new merger in the near future, the Company provides NO assurance that it could efficiently close the merger, manage the the integration of the businesses, and improve their operations to improve revenue or operating income generation.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has earned insignificant revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $33,888,645 as of June 30, 2024. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of June 30, 2024 and December 31, 2023, respectively, there was $0.00 of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended June 30, 2024 and December 31, 2023, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of June 30, 2024 and December 31, 2023, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2024 and December 31, 2023. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In June 16014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of June 30, 2024 and December 31, 2023:

Description	30-Jun-24	31-Dec-23
Net operating loss carry forward	33,888,645	33,881,105
Valuation allowance	(33,888,645)	(33,881,105)
Total	$ —	$—

As of June 30, 2024, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

None

NOTE 6 – NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
8/26/2022	6,500	N/A	N/A	N/A	N/A	Chene Gardner	Unknown
8/26/2022	73,464	N/A	N/A	N/A	N/A	John D Thomas	Unknown
8/26/2022	55,254	55,254	N/A	8/25/2024	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital
3/1/2023	6,000	6,000	N/A	3/2/2025	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is aware of a garnishment order that was previously served to the Company’s Stock Transfer Agents. The Company’s attorneys are reviewing the garnishment order to ascertain its implication to the company’s financial statements. Aside from the court order discussed above, The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

On September 7, 2024, the parties to the above mentioned Securities Purchase Agreement (SPA) that gave rise to the $475,000 convertible notes decided to rescind and cancel the agreement due to series of misunderstanding of terms of the reverse merger which led to the refusal of the board of both entities to decline approval of the reverse merger. The group hope to formulate a new agreement in the future but the terms of such future agreement is uncertain. The analysis below takes into consideration a scenario that includes a new agreement with similar terms, thus the following analysis.